UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-2511577
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-114442-01

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The capital stock of Domino’s Pizza, Inc. (the “Company”) to be registered on the New York Stock Exchange, Inc. is the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The description of the Company’s Common Stock is set forth in the information provided under “Description of capital stock, certificate of incorporation and by-laws” in the prospectus which forms a part of the Registration Statement on Form S-1 (File Number 333-114442-01) filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 13, 2004 (as amended from time to time, the “Registration Statement”), which information is incorporated herein by reference.

Item 2. Exhibits.

Number	Description

1.	Form of Second Restated Certificate of Incorporation of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

2.	Form of Amended and Restated By-laws of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement.)

3.	Form of certificate representing shares of Common Stock, $.01 par value per share, for Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.3 to the Registration Statement.)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOMINO’S PIZZA, INC.

By: /s/ Harry J. Silverman

Name: Harry J. Silverman

Title: Executive Vice President

Date: July 12, 2004